As filed with the Securities and Exchange Commission on June 6, 2018
File No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

KOPIN CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	04-2833935
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
125 North Drive
Westborough, MA 01581
(Address of Principal Executive Offices) (Zip Code)

2010 EQUITY INCENTIVE PLAN
(Full Title of the Plan)

Richard A. Sneider
Chief Financial Officer
Kopin Corporation
125 North Drive
Westborough, MA 01581
(Name and Address of Agent For Service)
(508) 870-5959
Telephone Number, Including Area Code, of Agent for Service

Copies to:
John J. Concannon, Esq.
Morgan, Lewis & Bockius LLP
One Federal Street
Boston, MA 02110
(617) 341-7700
Fax: (617) 341-7701

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and "emerging growth company' in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price (2)	Amount Of Registration Fee
2010 Equity Incentive Plan
Common Stock, $0.01 par value	2,025,150	$3.70(2)	$7,493,055	$932.89

(1)
In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement on Form S-8 (the “Registration Statement”) also covers an indeterminate number of additional shares of common stock that may be offered or issued in the event of a stock dividend, reverse stock split, split-up, recapitalization, or other similar event.

(2)
Estimated solely for purposes of computing the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based on the average of the high and low prices reported on the NASDAQ Global Market on June 5, 2018.

EXPLANATORY NOTE

This registration statement is being filed solely for the purpose of registering 2,025,150 additional shares of common stock, par value $.01 per share (the “Common Stock”), of Kopin Corporation (the “Company”) to be offered to participants under the Company’s 2010 Equity Incentive Plan, as amended (the “2010 Plan”). At the 2018 annual meeting of stockholders on May 9, 2018, the Company’s stockholders approved an increase in the number of authorized shares of Common Stock under the 2010 Plan by 1,000,000 shares. In addition, 200,000 shares of Common Stock that were forfeited under the Company's 2001 Equity Incentive Plan and 825,150 shares of Common Stock that were forfeited under the 2010 Plan are included in this registration statement. The maximum number of shares issuable under the 2010 Plan includes 14,139,686 shares which were previously registered with the S ecurities and Exchange Commission (the “Commission”) on Form S-8 (File No. 333-173066 filed on March 25, 2011, File No. 333-190524 filed on August 9, 2013, Nile No. 333-217070 filed on March 31, 2017 and File No. 333-219870 filed on August 10, 2017, collectively, the “Prior Registration Statements”), plus the number of shares underlying any grants previously made under the Company’s 2001 Equity Incentive Plan, as amended, that are forfeited, canceled, or are terminated (other than by exercise) from and after the effective date of the 2010 Plan.
Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference, except as otherwise noted below.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information. *

The document(s) containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1) (§230.428(b)(1)). Such documents need not be filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 (§230.424).
These documents and the documents incorporated by reference in the registration statement pursuant to Item
3 of Part II of this Form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. See Rule 428(a)(1) (§230.428(a)(1)).

Item 2.	Registrant Information and Employee Plan Annual Information. *

*
Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and in accordance with the Introductory Note to Part I of Form S-8.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.
The Company incorporates by reference the documents listed below and any future filings the Company will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

•	Annual Report on Form 10-K for the year ended December 30, 2017 (filed on March 23, 2018); and

•	Definitive Proxy on Schedule 14A (filed March 30, 2018);

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 (filed on May 10, 2018);

•	Current Reports on Form 8-K (filed on January 4, 2018 and May 11, 2018); and

•	the description of the Common Stock, par value $0.01 per share, contained in the Company’s Current Report on Form 8-K filed on March 31, 2017.
In addition, all documents filed by the Company subsequent to the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all of such securities then remaining unsold, shall be incorporated by reference into this Registration Statement as of the filing date of each.
You may request a copy of these filings at no cost (other than exhibits unless those exhibits are specifically incorporated by reference herein) by writing or telephoning us at the following address:
Kopin Corporation
Attn: Investor Relations
125 North Drive
Westborough, MA 01581
(508) 870-5959

Item 4.	Description of Securities.
Not applicable.

Item 5.	Interests of Named Experts and Counsel.
The validity of the securities registered hereby is being passed upon for us by Morgan, Lewis & Bockius LLP. One or more partners or other employees of Morgan, Lewis & Bockius LLP may beneficially own shares of our Common Stock.

Item 6.	Indemnification of Directors and Officers.
Section 145 of the Delaware General Corporation Law, or “DGCL,” provides that a corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

Section 145 of the DGCL further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him or her under Section 145 of the DGCL.
The Amended and Restated Certificate of Incorporation, as amended (the “Charter”) and the Fifth Amended and Restated By-laws (the “By-laws”) of the Company include provisions to (i) eliminate the personal liability of the Company’s directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by Section 102(b)(7) of the DGCL and (ii) authorize the Company to indemnify its directors and officers to the fullest extent permitted by Section 145 of the DGCL, including circumstances in which indemnification is otherwise discretionary. The Company has purchased an insurance policy covering its officers and directors with respect to certain liabilities arising under the Securities Act of 1933, as amended, or otherwise.
The indemnification provisions in the Company’s Charter and By-laws may be sufficiently broad to permit indemnification of the Company’s directors and executive officers for liabilities arising under the Securities Act.
The foregoing summaries are necessarily subject to the complete text of the DGCL, Charter and the By-laws referred to above and are qualified in their entirety by reference thereto.

Item 7.	Exemption from Registration Claimed.
Not applicable.

Item 8.	Exhibits.
The following exhibits are filed as part of or incorporated by reference into this Registration Statement:

Exhibit Number		Description of Document

4.1	(1)	Kopin Corporation 2010 Equity Incentive Plan.

5.1	**	Opinion of Morgan, Lewis & Bockius LLP regarding the validity of the securities offered hereby.

23.1	**	Consent of Independent Registered Public Accounting Firm

23.2	**	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).

24	**	Power of Attorney (included on the signature page of this Registration Statement).

(1)	Filed as Appendix A to our Definitive Proxy Statement on Schedule 14A filed on March 30, 2018.

**	Filed herewith.

Item 9.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, that: paragraphs (1)(i) and (1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

2.
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant, Kopin Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westborough, Commonwealth of Massachusetts, on this 6th day of June, 2018.

KOPIN CORPORATION

By:	Name:	John C.C. Fan
	Title:	President and Chief Executive Officer (principal executive officer)

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John C.C. Fan and Richard A. Sneider, and each of them, as such person’s true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and additions to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or such person’s substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of the 6th day of June, 2018.

Signature	Capacity

/S/ John C.C. Fan	Chief Executive Officer, President and Chairman of the Board of Directors (principal executive officer)
John C.C. Fan

/S/ Richard A. Sneider	Chief Financial Officer (principal financial and accounting officer)
Richard A. Sneider

/S/ James K. Brewington	Director
James K. Brewington

/S/ David E. Brook	Director
David E. Brook

/S/ Morton Collins	Director
Morton Collins

/S/ Andrew H. Chapman	Director
Andrew H. Chapman

/S/ Chi Chia Hsieh	Director
Chi Chia Hsieh

/S/ Michael J. Landine	Director
Michael J. Landine

EXHIBIT INDEX

Exhibit Number		Description of Document

4.1	(1)	Kopin Corporation 2010 Equity Incentive Plan.

5.1	**	Opinion of Morgan, Lewis & Bockius LLP regarding the validity of the securities offered hereby.

23.1	**	Consent of Independent Registered Public Accounting Firm

23.2	**	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).

24	**	Power of Attorney (included on the signature page of this Registration Statement).

(1)	Filed as Appendix A to our Definitive Proxy Statement on Schedule 14A filed on March 30, 2018.

**	Filed herewith.